UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020
SOUTHWEST AIRLINES CO.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
_________________________________		___________
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.

Southwest Airlines Co. (the "Company") is providing guidance regarding its first quarter 2020 financial and operational trends.

The Company experienced healthy passenger booking and revenue trends for the first two months of 2020, with year-over-year increases in operating revenue per available seat mile (RASM, or unit revenues) that were in line with the Company's expectations. However, in recent days, the Company has experienced a significant decline in Customer demand, as well as an increase in trip cancellations, which is assumed to be attributable to concerns relating to reported cases of COVID-19. Based on these recent revenue trends, which are currently expected to impact the remainder of March 2020, the Company now estimates its first quarter 2020 operating revenues to be negatively impacted in the range of $200 million to $300 million, and RASM to be in the range of down 2 percent to up 1 percent, year-over-year, as compared with its previous guidance of a year-over-year increase in the range of 3.5 to 5.5 percent.

Relative to previous expectations, the Company's cost outlook has improved, which is offsetting a portion of the estimated first quarter 2020 COVID-19 revenue impact. Based on the Company’s fuel derivative contracts and market prices as of March 3, 2020, the Company now estimates its first quarter 2020 fuel costs to be in the range of $1.90 to $2.00 per gallon, including $.05 per gallon in premium expense, and no cash settlements (hedging gains) from fuel derivative contracts. This compares with the Company's previous first quarter 2020 guidance in the range of $2.05 to $2.15 per gallon, including $.05 per gallon in premium expense, and $.01 per gallon in cash settlements (hedging gains) from fuel derivative contracts. The Company has not made any changes to its near-term fuel hedging positions, and remains approximately 60 percent hedged for full year 2020. The Company's fuel hedging portfolio allows for full participation in declining market prices. Based on the Company’s fuel derivative contracts and the decline in market prices as of March 3, 2020, the Company currently estimates its annual 2020 fuel and oil expense to have decreased by nearly $1 billion since the beginning of 2020.

Based on current cost trends, the Company now estimates its first quarter 2020 operating costs per available seat mile (CASM, or unit costs), excluding fuel and oil expense and profitsharing expense, to increase in the range of 5 to 7 percent, year-over-year, as compared with its previous guidance of a year-over-year increase in the range of 6 to 8 percent, primarily due to less severe winter weather than expected during first quarter 2020, in addition to a strong operational performance. The majority of the Company's year-over-year unit cost increase in first quarter 2020 continues to be driven by lower first quarter 2020 available seat miles (ASMs, or capacity) as a result of the

March 13, 2019 Federal Aviation Administration emergency order for all U.S. airlines to ground all Boeing 737 MAX aircraft, including the 34 MAX aircraft in the Company's fleet.

With respect to capacity, the Company now expects its first quarter 2020 ASMs to decrease approximately 1 percent, year-over-year, as compared with its previous guidance of a year-over-year decrease in the range of 1.5 to 2.5 percent, primarily due to less severe winter weather than expected during first quarter 2020 resulting in a higher completion factor.

While it is difficult for the Company to estimate the duration and severity of the impact from COVID-19, the Company remains financially strong. The Company has a strong, investment-grade balance sheet with ample liquidity. As of March 3, 2020, the Company had approximately $5.3 billion in cash and short-term investments and a fully available unsecured revolving credit line of $1.0 billion. The Company has low leverage and manageable debt and capital spending obligations in 2020.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial position, outlook, and projected results of operations, including factors and assumptions underlying the Company’s projections, in particular COVID-19; (ii) the Company’s expectations with respect to fuel costs and the Company's related management of risk associated with changing jet fuel prices; (iii) the Company’s capacity expectations, including factors underlying the Company's expectations; and (iv) the Company's expectations with respect to liquidity (including its plans for the repayment of debt and finance lease obligations) and anticipated capital expenditures. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of disease, changes in consumer behavior, economic conditions, governmental actions, extreme or severe weather and natural disasters, fears of terrorism or war, actions of competitors, and other factors beyond the Company's control, on the Company's results of operations; (ii) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company’s fuel hedging strategies and positions on the Company’s business plans and results of operations; and (iii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

March 5, 2020	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)